SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 11, 2003

Echelon Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-29748	77-0203595
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

550 Meridian Ave., San Jose, California		95126
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(408) 938-5200

(Former name or former address, if changed since last report.)

Item 5.    Other Events and Regulation FD Disclosure.

On April 11, 2003, pursuant to the Asset Purchase Agreement, dated as of April 1, 2003, as amended on April 11, 2003, by and among Echelon Corporation, a Delaware corporation (“Echelon”), Metering Technology Corporation, a California corporation (“MTC”) and U.S. Bank National Association as Escrow Agent, Echelon acquired certain assets of MTC in exchange for cash plus the assumption and payment of certain liabilities.

A copy of each of the press releases issued by Echelon announcing the signing and completion of the asset acquisition is attached as an exhibit hereto and each is incorporated herein by reference in its entirety.

Item 7.    Exhibits.

(a)	Exhibits

Exhibit Number	Description

99.1	Press Release dated April 2, 2003.

99.2	Press Release dated April 14, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHELON CORPORATION
Dated: April 15, 2003
	By:	/s/ OLIVER R. STANFIELD
Oliver R. Stanfield
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated April 2, 2003.

99.2	Press Release dated April 14, 2003.